UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2011

THE PULSE BEVERAGE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12195 Mariposa Street, Westminster, CO	80234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 382 5476

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -       CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07              Submission of Matters to a Vote of Security Holders.

On July 29, 2011, The Pulse Beverage Corporation, a Nevada corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to approve: (i) a proposed amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share (“Proposal 1”); and (ii) the Company’s 2011 Equity Incentive Plan (“Proposal 2”).  The Company’s Board of Directors previously approved Proposals 1 and 2 subject to shareholder approval.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constituted a quorum for the transaction of business at the Special Meeting.  As of the record date, June 29, 2011, there were 29,825,000 shares of the Company’s common stock outstanding.  At the Special Meeting, there were 18,177,101 shares, or approximately 61%, of common stock represented in person or by proxy.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Special Meeting.  For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on July 18, 2011.

Proposal 1:	To approve an amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share.

For	Against	Abstain
18,166,146	10,205	750

Proposal 2:	To approve the Company’s 2011 Equity Incentive Plan.

For	Against	Abstain
18,164,096	9,005	4,000

SECTION 9 -       FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	The Pulse Beverage Corporation 2011 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PULSE BEVERAGE CORPORATION
a Nevada Corporation

Dated: August 4, 2011	/s/ Robert Yates
Robert Yates, President and Chief Executive Officer